UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

STARBOARD RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1554970	45-5634053
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
300 E. Sonterra Blvd, Suite 1220 San Antonio, Texas		78248
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(210) 999-5400

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

        In our Form 10-K for the year ending December 31, 2013 filed on March 31, 2014 and our Form 10-K/A for the year ending December 31, 2013 filed on April 30, 2014, we disclosed that on March 26, 2014 we purchased producing and non-producing oil and natural gas properties in Winkler County, Texas and Lea County, New Mexico for $17,383,000 from White Oak Resources VI, LLC and Permian Atlantis LLC.

This Current Report on Form 8-K includes Exhibit 99.1, our “Statement of Revenues and Direct Operating Expenses of the Oil and Natural Gas Properties purchased by Starboard Resources, Inc. from White Oak Resources VI, LLC and Permian Atlantis LLC and Report of Independent Registered Public Accounting  Form – December 31, 2013 and 2012,” which includes audited statements of revenues and direct operating expenses of the oil and natural gas properties we acquired from White Oak Resources VI, LLC and Permian Atlantis LLC.

Exhibit 99.1 also includes our unaudited pro forma condensed statement of operations for the year ended December 31, 2013 reflecting the acquisition of the oil and natural gas properties from White Oak Resources VI, LLC and Permian Atlantis LLC as if it had occurred on January 1, 2013.

Exhibit 99.1 is being filed to satisfy the requirements of Rules 8-04 and 11-01 of Regulation S-X.

Exhibit 9.01                      Exhibits

(a)
Financial Statements of businesses acquired. Our “Statement of Revenues and Direct Operating Expenses of the Oil and Natural Gas Properties purchased by Starboard Resources, Inc. from White Oak Resources VI, LLC and Permian Atlantis LLC and Report of Independent Registered Public Accounting  Form – December 31, 2013 and 2012,” which includes audited statements of revenues and direct operating expenses of the oil and natural gas properties we acquired from White Oak Resources VI, LLC and Permian Atlantis LLC is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(b)
Pro Forma Financial Information.  Our unaudited pro forma condensed statement of operations and related footnotes for the year ended December 31, 2013 reflecting the acquisition of the oil and natural gas properties as if it had occurred on January 1, 2013 is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starboard Resources, Inc.

Date: May 14, 2014	/s/ Michael Pawelek
Michael Pawelek
Chief Executive Officer